UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2022 (May 4, 2022)

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
On May 4, 2022, the Board of Directors (the “Board”) of Insulet Corporation (the “Company”) appointed James R. Hollingshead, currently a non-employee member of the Board, as President and Chief Executive Officer of the Company (“CEO”), effective June 1, 2022. Shacey Petrovic has notified the Company that she will resign as President and Chief Executive Officer as of June 1, 2022. Ms. Petrovic will remain as a member of the Board.

Dr. Hollingshead, age 59, has served on the Board since July 2019, and currently serves as President of the Sleep and Respiratory Care business at ResMed Inc. (a publicly held global medical technology company focused on the treatment of Sleep Apnea and other chronic respiratory conditions), a position to which he was appointed in June 2020, after serving as the President of the ResMed Sleep business since July 2017. Prior to that time, he served as president of ResMed’s Americas region beginning in 2013. During his time at ResMed, Dr. Hollingshead helped create and execute ResMed’s strategy to transform its business by introducing built-in cellular communications and cloud-based patient management solutions into ResMed’s Sleep Apnea offerings. Prior to joining ResMed as a vice president of Strategy in 2010, Dr. Hollingshead spent nearly two decades in strategy consulting across a range of industries including biotech, technology and telecommunications.

In connection with these succession matters, on May 4, 2022, the Company entered into an offer letter with Dr. Hollingshead (the “Offer Letter”), and a retirement and advisory agreement with Ms. Petrovic (the “Retirement and Advisory Agreement”), each of which were approved by the Board. The material terms of these agreements are described below.

Offer Letter with Dr. Hollingshead
Under the terms of the Offer Letter, in connection with his appointment as CEO, Dr. Hollingshead will receive a sign-on award to be granted under the Company’s Long-Term Incentive Plan (the “LTIP”), with a total target grant date value of $9,000,000, consisting of 50% restricted stock units that vest ratably over three years, and 50% performance-based restricted stock units that cliff vest after the 2024 fiscal year, subject to achievement of pre-established Company and individual performance goals, and pursuant to the terms and conditions of the LTIP. His annual base salary will be $800,000 and target annual bonus will be at least 100% of his annual base salary. Dr. Hollingshead will also be eligible to receive annual equity awards under the LTIP. For fiscal year 2023, these awards will have a grant date fair value and be in such forms as determined by the Talent and Compensation Committee, but which are expected to be consistent with those granted for fiscal year 2022 to Ms. Petrovic. Dr. Hollingshead will be eligible for severance and change in control benefits pursuant and subject to the terms of the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”). The compensation and benefits described in the Offer Letter are conditioned on Dr. Hollingshead executing and not revoking the Company’s standard Employee Non-Competition and Non-Solicitation Agreement. The foregoing summary is qualified in its entirety by reference to the text of the Offer Letter, which is attached and filed herewith as Exhibit 10.1 and incorporated herein by reference.

Retirement and Advisory Agreement with Ms. Petrovic
Under the terms of the Retirement and Advisory Agreement, Ms. Petrovic will resign as President and Chief Executive Officer of the Company, effective June 1, 2022. Beginning on June 1, 2022 and ending two business days prior to the date of the Company’s annual shareholder meeting in May of 2023 (the “advisory period”), Ms. Petrovic will hold a non-executive, employee position with the title of Senior Advisor, reporting solely to Dr. Hollingshead in his capacity as successor CEO. Ms. Petrovic will continue to serve as a member of the Board. During the advisory period, Ms. Petrovic will be entitled to (i) an annual base salary of $500,000, (ii) a 2022 annual cash bonus opportunity with a blended target of $800,000 through June 1, 2022 and $500,000 from June 1, 2022 through fiscal year end 2022 (the “2022 target bonus”), (iii) continued vesting in her outstanding equity awards that are scheduled to vest through May of 2023; and (iv) continued participation in the Company’s employee benefits programs. Upon a termination of Ms. Petrovic’s employment by the Company without cause prior to the end of the advisory period, Ms. Petrovic will be entitled to (x) a lump sum payment equal to the base salary that would otherwise have been paid during the remainder of the advisory period, plus, if unpaid at the time of such termination, the 2022 target bonus and (y) continued vesting, as if Ms. Petrovic’s employment had not been terminated, of those equity awards scheduled to vest through May of 2023. Pursuant to the Retirement and Advisory Agreement, Ms. Petrovic has agreed that she will not be entitled to any other compensation or benefits (including, without limitation, any equity award vesting or severance benefits, whether under the Severance Plan, LTIP or otherwise). Ms. Petrovic will remain subject to the Company’s Non-Competition and Non-Solicitation Agreement previously executed by Ms. Petrovic. The foregoing summary is qualified in its entirety by reference to the text of the Retirement and Advisory Agreement, which is attached and filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 8.01	Other Events.
On May 5, 2022, the Company issued a press release regarding certain of the matters described in Item 5.02. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter between James R. Hollingshead and Insulet Corporation, dated May 4, 2022.
10.2	Retirement and Advisory Agreement between Shacey Petrovic and Insulet Corporation, dated May 4, 2022.
99.1	Press Release dated May 5, 2022
104	Cover Page Interactive Date File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

May 5, 2022	By:	/s/ John W. Kapples
John W. Kapples
Senior Vice President and General Counsel